                                                                     EXHIBIT 2.3


                                                                 EXECUTION COPY.

                       THE PERSONS LISTED ON SCHEDULE "A"

                                   as Vendors

                                      and

                             BST ACQUISITIONS LTD.

                                  as Purchaser

                                      and

                            TARPON INDUSTRIES, INC.
                     (FORMERLY, WALL ST. ACQUISITIONS, INC.)

                                  as Principal

              ----------------------------------------------------

                            SHARE PURCHASE AGREEMENT

                                  April 2, 2004

              ----------------------------------------------------

                                 TABLE OF CONTENTS

                                    ARTICLE 1
                                 INTERPRETATION

Section 1.1   Defined Terms ...............................................  1
Section 1.2   Gender and Number ...........................................  7
Section 1.3   Headings, etc. ..............................................  7
Section 1.4   Currency ....................................................  7
Section 1.5   Certain Phrases, etc. .......................................  7
Section 1.6   Knowledge ...................................................  7
Section 1.7   Accounting Terms ............................................  7
Section 1.8   Incorporation of Schedules ..................................  7

                                    ARTICLE 2
                       PURCHASED SHARES AND PURCHASE PRICE

Section 2.1   Purchase and Sale ...........................................  8
Section 2.2   Purchase Price for Purchased Shares .........................  8
Section 2.3   Payment of Share Purchase Price .............................  8
Section 2.4   Adjustment to Share Purchase Price ..........................  9

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS

Section 3.1   Representations and Warranties of the Vendors ............... 11

                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.1   Representations and Warranties of the Purchaser ............. 26

                                    ARTICLE 5
                      PRE-CLOSING COVENANTS OF THE PARTIES

Section 5.1   Conduct of Business Prior to Closing ........................ 27
Section 5.2   Access for Due Diligence .................................... 29
Section 5.3   Confidentiality ............................................. 30
Section 5.4   Actions to Satisfy Closing Conditions ....................... 31
Section 5.5   Transfer of the Purchased Shares ............................ 31
Section 5.6   Request for Consents and Waivers ............................ 31
Section 5.7   Filings and Authorizations .................................. 32
Section 5.8   Notice of Untrue Representation or Warranty ................. 32
Section 5.9   Exclusive Dealing and Settlement of Schedules ............... 32

                                       (i)

                                    ARTICLE 6
                              CONDITIONS OF CLOSING

Section 6.1   Conditions for the Benefit of the Purchaser ................. 33
Section 6.2   Conditions for the Benefit of the Vendors ................... 37
Section 6.3   Employment Agreements ....................................... 39
Section 6.4   Release of Corporation's Obligations ........................ 39

                                    ARTICLE 7
                                     CLOSING

Section 7.1   Date, Time and Place of Closing ............................. 40
Section 7.2   Closing Procedures .......................................... 40
Section 7.3   Risk of Loss ................................................ 40

                                    ARTICLE 8
                                   TERMINATION

Section 8.1   Termination by Purchaser .................................... 40
Section 8.2   Termination by Vendors ...................................... 41
Section 8.3   Other Termination Rights .................................... 41
Section 8.4   Contribution to Vendors' Costs .............................. 42

                                    ARTICLE 9
                                 INDEMNIFICATION

Section 9.1   Indemnification in Favour of the Purchaser .................. 42
Section 9.2   Indemnification in Favour of the Vendors .................... 43
Section 9.3   Time Limitations ............................................ 43
Section 9.4   Procedure for Indemnification--Third Party Claims ........... 44
Section 9.5   Minimum and Maximum Liability ............................... 46
Section 9.6   Procedure for Indemnification--Other Claims ................. 47

                                   ARTICLE 10
                             POST-CLOSING COVENANTS

Section 10.1  Access to Books and Records ................................. 48
Section 10.2  Further Assurances .......................................... 48

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.1  Notices ..................................................... 48
Section 11.2  Time of the Essence ......................................... 50
Section 11.3  Brokers ..................................................... 50
Section 11.4  Announcements ............................................... 50
Section 11.5  Third Party Beneficiaries ................................... 50

                                       (ii)

Section 11.6  Expenses .................................................... 51
Section 11.7  Amendments .................................................. 51
Section 11.8  Waiver ...................................................... 51
Section 11.9  Non-Merger .................................................. 51
Section 11.10 Entire Agreement ............................................ 51
Section 11.11 Successors and Assigns ...................................... 52
Section 11.12 Severability ................................................ 52
Section 11.13 Obligations of the Principal ................................ 53
Section 11.14 Governing Law ............................................... 53
Section 11.15 Counterparts ................................................ 53

                                   SCHEDULES

SCHEDULE "A" Vendors
SCHEDULE "B"      Permitted Liens
SCHEDULE "C"      Audited Financial Statements and Interim Financial Statements
SCHEDULE "D"      Form of Note A
SCHEDULE "E"      Form of Note B
SCHEDULE "F" Form of TD Loan Commitment Letters
SCHEDULE "G" Form of Guarantee
SCHEDULE "H" Form of General Security Agreement
SCHEDULE "J" Form of Attributes of Principal's IPO Shares
SCHEDULE 2.1(a) Description of Purchased Shares
SCHEDULE 3.1(a)   Jurisdictions in which Corporation Carries on Business, etc.
SCHEDULE 3.1(c)   Required Authorizations
SCHEDULE 3.1(h)   Dividends and Distributions
SCHEDULE 3.1(j)   Residence of Vendors
SCHEDULE 3.1(k)   Ordinary Course Exceptions
SCHEDULE 3.1(n)   Material Authorizations
SCHEDULE 3.1(p)   Description of Assets
SCHEDULE 3.1(s)   Lease and Leased Property
SCHEDULE 3.1(t)   Material Contracts
SCHEDULE 3.1(x)   Intellectual Property Matters
SCHEDULE 3.1(y)   Inventory
SCHEDULE 3.1(dd)  Liabilities
SCHEDULE 3.1(ee)  Bank Accounts and Powers of Attorney
SCHEDULE 3.1(ff)  Environmental Matters
SCHEDULE 3.1(gg)  Employee Matters
SCHEDULE 3.1(hh)  Employee Plans
SCHEDULE 3.1(ii)  Insurance
SCHEDULE 3.1(jj)  Litigation
SCHEDULE 3.1(ll)  Disclosure Matters
SCHEDULE 5.6      Vendors' Guarantees

                                       (iii)

SCHEDULE 6.1(c)    Required Consents and Authorizations
SCHEDULE 6.1(g)    Form of Non-Competition Agreement
SCHEDULE 6.1(h)(x) Form of Release
SCHEDULE 6.3(1)    Employment Terms
SCHEDULE 6.3(2)    Form of Employment Agreement

                                       (iv)

                            SHARE PURCHASE AGREEMENT

      Share Purchase Agreement dated April 2, 2004 among the Persons listed on Schedule "A" hereto (collectively, the "VENDORS"), Tarpon Industries, Inc. (formerly Wall St. Acquisitions, Inc.) (the "PRINCIPAL") and BST Acquisitions Ltd. (the "PURCHASER").

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1 DEFINED TERMS.

      As used in this Agreement, the following terms have the following meanings:

      "ACCOUNTS RECEIVABLE" means all accounts receivable, notes receivable and other debts due or accruing due to the Corporation.

      "AGREEMENT" means this share purchase agreement and all schedules and instruments in amendment or confirmation of it; and the expressions "ARTICLE" and "SECTION" followed by a number mean and refer to the specified Article or Section of this Agreement.

      "ANCILLARY AGREEMENTS" means all agreements, certificates and other instruments delivered or given pursuant to this Agreement.

      "ASSETS" means all property and assets of the Corporation of every nature and kind and wheresoever situate including, without limitation, (i) all machinery, equipment, furniture, accessories and supplies of all kinds including those described in Schedule 3.1(p), (ii) all trucks, cars and other vehicles including those described in Schedule 3.1(p), (iii) all inventories, (iv) all Accounts Receivable and the full benefit of all security for the Accounts Receivable, (v) all prepaid expenses, (vi) the leasehold interest of the Corporation in and to the Leased Property, (vii) the Intellectual Property, (viii) the Contracts and the Lease, and (ix) the Books and Records and the Corporate Records.

      "AUDITORS" has the meaning specified in Section 2.4(a).

      "AUTHORIZATION" means, with respect to any Person, any order, permit, approval, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

      "BOOKS AND RECORDS" means all books of account, tax records, sales and purchase records, customer and supplier lists, computer software, formulae, business reports, plans and projections and all other documents, files, correspondence and other information of the Corporation (whether in written, printed, electronic or computer printout form).

      "BUSINESS" means the business carried on by the Corporation, and including the sale and distribution of structural and mechanical steel pipe and tubing.

      "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or any day on which banks are required or authorized to close in Toronto, Ontario.

      "CLOSING" means the completion of the transaction of purchase and sale contemplated in this Agreement.

      "CLOSING DATE" means April 30, 2004 or such earlier or later date as the Parties may agree in writing.

      "CLOSING FINANCIAL STATEMENTS" has the meaning specified in Section 2.4(a)

      "COLLECTIVE AGREEMENTS" means any collective agreements binding the Corporation and all related documents including letters of understanding, letters of intent and other written communications with bargaining agents for employees of the Corporation, which impose any obligations upon the Corporation, all as listed and described in Schedule 3.1(gg).

      "COMPUTER EQUIPMENT LEASE" means the computer equipment and software lease dated August 1, 2001 between 883707 Ontario Inc. (o/a Communication Connections), as lessor and 1276758 Ontario Limited, as lessee, a true and complete copy of which has been, or will be prior to Closing, delivered to the Purchaser.

      "CONSENT" means the consent of a contracting party to a change in control of the Corporation if required by the terms of any Contract.

      "CONTRACTS" means all agreements to which the Corporation is a party to including all contracts, leases of personal property and commitments of any nature, written or oral, including (i) unfilled purchase orders received by the Corporation, (ii) forward commitments by the Corporation for supplies or materials entered into in the Ordinary Course, (iii) restrictive agreements and negative covenant agreements which the Corporation has with its employees, past or present, and (iv) the Material Contracts.

      "CORPORATION" means Steelbank Inc., a corporation amalgamated under the Laws of Ontario.

      "CORPORATE RECORDS" means the corporate records of the Corporation, including (i) all constating documents and by-laws, (ii) all minutes of meetings and resolutions of shareholders and directors (and any committees), and (iii) the share certificate books, securities register, register of transfers and register of directors.

      "DAMAGES" has the meaning specified in Section 9.1.

      "DEFERRED PAYMENT" has the meaning specified in Section 2.3(c).

      "DEFERRED PAYMENT DATE" has the meaning specified in Section 2.3(c).

      "EMPLOYEE PLANS" means all the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to the current or former employees, officers or directors of the Corporation maintained, sponsored or funded by the Corporation, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered.

      "ENVIRONMENTAL LAWS" means all applicable Laws and agreements with Governmental Entities and all other statutory requirements relating to occupational health and safety or the protection of the environment and all Authorizations issued pursuant to such Laws, agreements or statutory requirements.

      "GAAP" means, at any time, accounting principles generally accepted in Canada including those set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time applied on a consistent basis.

      "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

      "GSA" has the meaning specified in Section 2.3(b).

      "GUARANTEE" has the meaning specified in Section 2.3(b).

      "INDEMNIFICATION PROPERTIES" has the meaning specified in Section 3.1(ff)(i).

      "INDEMNIFIED PARTY" has the meaning specified in Section 9.4(1).

      "INDEMNIFYING PARTY" has the meaning specified in Section 9.4(1).

      "INTELLECTUAL PROPERTY" means (i) any trade marks, trade names, business names, brand names, service marks, computer software, computer programs, copyrights, including any performing, author or moral rights, designs, inventions, patents, franchises, formulae, processes, know-how, technology and related goodwill, (ii) any applications, registrations, issued patents, continuations in part, divisional applications or analogous rights or licence rights therefor, and (iii) other intellectual or industrial property including the intellectual property described in
      Schedule 3.1(x), in each case, owned or used by the Corporation and, in any event, which is proprietary in nature.

      "INTERIM BALANCE SHEET" means the unaudited internally generated balance sheets of the Corporation as at the Interim Balance Sheet Date.

      "INTERIM BALANCE SHEET DATE" means March 23, 2004.

      "INTERIM FINANCIAL STATEMENTS" means the internally generated unaudited Interim Balance Sheet and the profit and loss statement of the Corporation as at the Interim Balance Sheet Date and the accompanying unaudited internally generated statement of income of the Corporation for the period then ended, all attached as Schedule "C".

      "INTERIM PERIOD" means the period between the close of business on this date and the Closing.

      "IPO" has the meaning specified in Section 2.3(b).

      "JUST CAUSE" means any act or omission of an employee that would in law permit an employer to, without notice or pay in lieu of notice, terminate the employment of an employee.

      "LAWS" means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, and general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which the word is used.

      "LEASED PROPERTY" means the lands and premises listed and described in
      Schedule 3.1(s) by reference to their municipal address.

      "LEASE" means the lease of the Leased Property described in Schedule
      3.1(s).

      "LIEN" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation.

      "MATERIAL AUTHORIZATIONS" has the meaning specified in Section 3.1(n).

      "MATERIAL CONTRACTS" has the meaning specified in Section 3.1(t).

      "MATURITY DATE" has the meaning specified in Section 2.3(b).

      "NOTE A" has the meaning specified in Section 2.3(b).

      "NOTE B" has the meaning specified in Section 2.3(c).

      "ORDINARY COURSE" means, with respect to an action or omission taken by a Person, that such action or omission is consistent with the past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person.

      "PARTIES" means each of the Vendors, the Principal and the Purchaser and any other Person who may become a party to this Agreement.

      "PERMITTED LIENS" means (i) Liens for taxes, assessments or governmental charges or levies on property not yet due and delinquent, (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, detract from the value of or impair the use or marketability of any real property, and (iii) Liens listed and described in Schedule "B" but only to the extent such Liens conform to their description in Schedule "B".

      "PERSON" means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

      "PRELIMINARY DUE DILIGENCE PERIOD" has the meaning specified in Section 6.1(d).

      "PRINCIPAL" means Tarpon Industries, Inc. (formerly Wall St. Acquisitions, Inc.), a corporation incorporated pursuant to the laws of Michigan, and the sole shareholder of the Purchaser.

      "PROCEEDING" has the meaning specified in Section 9.4(2).

      "PUBLIC STATEMENT" has the meaning specified in Section 11.4.

      "PURCHASED SHARES" has the meaning specified in Section 2.1.

      "PURCHASER" means BST Acquisitions Ltd, a corporation incorporated under the Laws of New Brunswick.

      "PURCHASER'S CLOSING CERTIFICATE" has the meaning specified in Section 9.3(2)(a).

      "PURCHASER'S INDEMNIFIED PERSONS" has the meaning specified in Section
      9.1.

      "PURCHASER'S REPRESENTATIVES" has the meaning specified in Section 5.2(1).

      "REQUIRED CONSENTS" means those Consents and Authorizations listed and described in Schedule 6.1(c).

      "SHARE PLEDGE" has the meaning specified in Section 2.3(b).

      "SHARE PURCHASE PRICE" has the meaning specified in Section 2.2.

      "SHAREHOLDERS' AGREEMENT" means Schedule 17 to the share purchase agreement dated December 11, 2001 among the pre-amalgamated corporations of the Corporation, the Vendors and certain other Persons, a true and complete copy of which has been, or will be prior to Closing, delivered to the Purchaser.

      "TD LOAN" means the credit facility established by The Toronto-Dominion Bank (now TD Canada Trust) for the Corporation pursuant to the terms of a credit advisory letter dated September 17, 2002, providing the Corporation with, inter alia, an operating line of credit up to $700,000, as amended by revised credit advisory letter dated <>, (such credit advisory letters being attached hereto collectively in Schedule "F").

      "VENDORS" means, collectively, the Persons listed in Schedule "A" hereto.

      "VENDORS' CLOSING CERTIFICATES" has the meaning specified in Section 9.3(1)(a).

      "VENDORS' CASH COLLATERAL" means the cash or cash equivalent assigned or retained by TD Canada Trust from one or more of the Vendors in support of the Vendors' Guarantees.

      "VENDORS' GUARANTEES" means, collectively, the (i) joint and several guarantees provided by the Vendors to The Toronto-Dominion Bank (now TD Canada Trust), together with all security granted by the Vendors in connection therewith, in support of the Corporation's obligations under the TD Loan (including the Vendors' Cash Collateral), and (ii) the personal guarantees of Barry Siegel and Jeffrey Greenberg in respect of the Computer Equipment Lease, all as further described in Schedule 5.6.

      "VENDORS' INDEMNIFIED PERSONS" has the meaning specified in Section 9.2.

SECTION 1.2 GENDER AND NUMBER.

      Any reference in this Agreement or any Ancillary Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

SECTION 1.3 HEADINGS, ETC.

      The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

SECTION 1.4 CURRENCY.

      All references in this Agreement or any Ancillary Agreement to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

SECTION 1.5 CERTAIN PHRASES, ETC.

      In this Agreement and any Ancillary Agreement (i) (y) the words "including" and "includes" mean "including (or includes) without limitation", and (z) the phrase "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

SECTION 1.6 KNOWLEDGE.

      Where any representation or warranty contained in this Agreement or any Ancillary Agreement is expressly qualified by reference to the knowledge of the Vendors, it shall be deemed to refer to the actual or constructive knowledge, information and belief of each of the Vendors and the Corporation.

SECTION 1.7 ACCOUNTING TERMS.

      All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

SECTION 1.8 INCORPORATION OF SCHEDULES.

      The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

                                    ARTICLE 2
                       PURCHASED SHARES AND PURCHASE PRICE

SECTION 2.1 PURCHASE AND SALE.

      Subject to the terms and conditions of this Agreement, the Vendors agree to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Vendors on the Closing Date, all (but not less than all) of the issued and outstanding shares in the capital of the Corporation (collectively, the "PURCHASED SHARES"), as more fully described in Schedule 2.1.

SECTION 2.2 PURCHASE PRICE FOR PURCHASED SHARES.

      The purchase price (the "SHARE PURCHASE PRICE") payable by the Purchaser to the Vendors for the Purchased Shares shall be the amount of $1,655,000, subject to adjustment in accordance with Section 2.4.

SECTION 2.3 PAYMENT OF SHARE PURCHASE PRICE

      The Purchaser shall pay the Share Purchase Price as follows:

      (a) An amount equal to $75,000 of the Share Purchase Price shall be paid by certified cheque or wire transfer of immediately available funds on Closing to or to the order of the Vendors;

      (b) An amount equal to $800,000 of the Share Purchase Price shall be paid pursuant to a promissory note in substantially the form set forth in Schedule D to this Agreement ("NOTE A") issued to Vendors at Closing. Note A shall provide for the payment of interest on the unpaid balance at 8% per annum, and shall have a maturity date of December 10, 2004 (the "MATURITY DATE"). In accordance with the terms of Note A, beginning July 1, 2004, Purchaser shall pay to Vendors blended payments of principal and interest in the amount of $15,000 per month under Note A (such payment to be applied first against accrued interest outstanding with the balance to be applied in reduction of principal) until the earlier of the Maturity Date or the date of the first sale pursuant to the Principal's initial public offering (the "IPO"), at which time all interest and unpaid principal shall be paid in full. The Purchaser's obligations under Note A, Note B and the Purchaser's covenant to deliver common shares of the Principal pursuant to Section 2.3(d) shall be fully and unconditionally guaranteed by the Corporation in substantially the form of guarantee set forth in Schedule "G" (the "GUARANTEE") and in support of such guarantee, the Corporation shall provide the Vendors with a general security agreement over all of the assets of the Corporation in substantially the form of general security agreement set forth in Schedule H to this Agreement (the "GSA"). In addition to the GSA, the

            Purchaser's obligations under Note A, each Note B and its covenant to deliver common shares of the Principal pursuant to Section 2.3(d) shall be secured by a share pledge of all of the Purchased Shares from the Purchaser in favour of the Vendors in substantially the form of share pledge agreement set forth in Schedule "I" (the "SHARE Pledge"). The Purchaser's payment obligations under Note A shall (i) rank pari passu with the Principal's other junior secured note holders (to the extent such noteholders have recourse to the assets of the Corporation), and (ii) be subordinate to the first secured position of the Corporation's primary lender.

      (c) An amount equal to $405,000 of the Share Purchase Price shall be paid pursuant to three (3) promissory notes in substantially the form set forth in Schedule E to this Agreement ("NOTE B") issued to each of the Vendors in the amount of $135,000 each at Closing (THE "DEFERRED PAYMENT"). In accordance with the terms of each Note B, Purchaser shall pay to each Vendor an amount equal to $45,000 on each of the first, second and third anniversaries of the Closing Date (each a "DEFERRED PAYMENT DATE"); provided, however, in the event that a Vendor voluntarily terminates his employment with the Corporation or his employment with the Corporation is terminated for Just Cause prior to a Deferred Payment Date, the Deferred Payment otherwise due to such Vendor shall be forfeited and not payable to such Vendor. Such forfeiture shall not affect the Deferred Payment due and payable to the other Vendors, who shall continue to be entitled to such payments in accordance with this Section 2.3(c). For clarification purposes, the death or disability of a Vendor shall not disentitle such Vendor, his estate or his legal personal representative from receiving his Deferred Payment on each applicable Deferred Payment Date.

      (d) An amount equal to $375,000 of the Share Purchase Price shall be paid in the form of shares of common stock of the Principal. The attributes of such shares, inclusive of any hold period restrictions are set out in Schedule J. The amount of shares to be issued to the Vendors shall be equal to $375,000 divided by the initial offering price of the shares of common stock of Principal sold in the IPO and shall be issued upon closing of the IPO.

SECTION 2.4 ADJUSTMENT TO SHARE PURCHASE PRICE.

      (a) Notwithstanding any other provision hereof, if and to the extent that the shareholders' equity of the Corporation at Closing shall be less than NIL, then the Share Purchase Price shall be decreased to the extent of fifty cents for each dollar that the aggregate of the shareholders' equity amount of the Corporation is less than NIL, provided that in no event shall such reduction in the Share Purchase Price exceed $50,000 in the aggregate. For purposes hereof, "shareholders equity of the Corporation at Closing" shall mean the amount by which the book value of the assets of the Corporation at Closing exceed the book value of the liabilities of the Corporation at Closing, all as such assets and liabilities will be shown on audited financial statements of the Corporation (the "CLOSING FINANCIAL STATEMENTS") prepared by the Purchaser's auditors, Grant Thornton, (the "AUDITORS") at the Purchaser's sole cost and expense as of the Closing Date in accordance with GAAP applied on a basis consistent with those of previous years. For greater certainty, the shareholders equity can be a negative number (that is a deficit).

      (b) The Vendors covenant and agree to pay to the Purchaser any adjustment to the Share Purchase Price payable pursuant to this
            Section 2.4 as soon as practicable after the completion of the Closing Financial Statements as such financial statements may be amended by the decision of the Arbitrator pursuant to Section 2.4(d), and failing such payment by the Vendors, the Purchaser shall be entitled to set-off such adjustment to the Share Purchase Price as against Note A or Note B.

      (c) As soon as is practicable, and in any event not later than 60 calendar days following the Closing Date, the Purchaser shall deliver to the Vendors the Closing Financial Statements covering the period from December 1, 2003 to the Closing Date.

      (d) The Vendors shall have the right to dispute any aspect of the Closing Financial Statements by notice in writing given to the Purchaser within five (5) Business Days following the delivery of the Closing Financial Statements to the Vendors. Unless such dispute is not resolved promptly by agreement, the Vendors and the Purchaser may each select jointly one of Ernst Young, PriceWaterhouseCoopers and BDO Dunwoody LLP to arbitrate the dispute. If the Vendors and the Purchaser are unable to agree as to the firm that will arbitrate the dispute, one of the three firms proposed above shall be chosen by lot by counsel for the Purchaser. The firm chosen shall designate a partner (the "Arbitrator") to determine the matter in dispute as a single arbitrator in accordance with the Arbitrations Act (Ontario). The cost of the arbitration shall be in the discretion of the Arbitrator. The decision of the Arbitrator with respect to any matter in dispute (including as to all procedural matters and any decision as to costs) shall be final and binding on the Vendors and the Purchaser and shall not be subject to appeal by any party. The fees and expenses of the

            Arbitrator shall be borne by the Purchaser and the Vendors, each as to 50 percent of such fees and expenses. Upon agreement with respect to all matters in dispute, or upon a decision of the Arbitrator with respect to all matters in dispute, such amendments shall be made to the Closing Financial Statements as may be necessary to reflect such agreement or such decision, as the case may be. In such event, references in this Agreement to the Closing Financial Statements shall refer to the Closing Financial Statements, as so amended.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE VENDORS

SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE VENDORS.

      Each of the Vendors jointly and severally represents and warrants as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying upon the representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

CORPORATE MATTERS

      (a) INCORPORATION AND QUALIFICATION. The Corporation is incorporated and existing under the laws of its jurisdiction of incorporation and has the corporate power to own and operate its properties, carry on its business and enter into and perform its obligations under each of the Ancillary Agreements to which it is or will become a party. The Corporation is duly qualified, licensed or registered to carry on business in the jurisdictions listed in Schedule 3.1(a). The jurisdictions listed in Schedule 3.1(a) include all jurisdictions in which the nature of the Assets or the Business makes such qualification necessary or where the Corporation owns or leases any material Assets or conducts any material business;

      (b) VALIDITY OF AGREEMENT. The execution, delivery and performance by each of the Vendors and the Corporation, as the case may be, of this Agreement and each of the Ancillary Agreements to which it is or will become a party:

            (i) have been, or at Closing, will be, duly authorized by all necessary corporate action on the part of the Corporation;

            (ii) do not or, at Closing, will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of its constating documents or by-laws or any contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected, save and except under the TD Loan;

            (iii) will not result in a breach of, or cause the termination or revocation of, any Authorization held by the Vendors or the Corporation or necessary to the ownership of the Purchased Shares or the operation of the Business; and

            (iv)  will not result in the violation of any Law;

      (c) REQUIRED AUTHORIZATIONS. There is no requirement of the Vendors or the Corporation to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Entity as a condition to the lawful completion of the transactions contemplated by this Agreement, except for the filings, notifications and Authorizations described in Schedule 3.1(c) or that relate solely to the identity of the Purchaser or the nature of the business carried on by the Purchaser;

      (d) EXECUTION AND BINDING OBLIGATION. This Agreement has been duly executed and delivered by each of the Vendors and constitutes the legal, valid and binding obligations of each of the Vendors, and, each of the Ancillary Agreements to which any of the Vendors or the Corporation is, or will become, a party have been, or at Closing will be, duly executed and delivered by such Vendors and the Corporation, as the case may be, and constitutes, or at closing will constitute the legal, valid and binding obligations of such Vendors and the Corporation, as the case may be, in each such case enforceable against such Person in accordance with their respective terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other similar laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;

      (e) AUTHORIZED AND ISSUED CAPITAL. The authorized capital of the Corporation consists of an unlimited number of Class A Shares, an unlimited number of Class B Shares, an unlimited number of Class C Shares and an unlimited number of common shares, of which (i) at this date, 300 common shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable, and (ii) at the Closing Date, 300 common shares (and no more) shall have been duly issued and shall be outstanding as fully paid and non-assessable. All such shares have been issued in compliance with all applicable Laws including, without limitation, applicable securities laws;

      (f) NO OTHER AGREEMENTS TO PURCHASE. Except for the Purchaser's right under this Agreement, no Person has any written or oral agreement, option or warrant or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming such for (i) the purchase or acquisition from any of the Vendors of any of the Purchased Shares, or (ii) the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of the Corporation;

      (g)   TITLE TO PURCHASED SHARES. As more fully described in Schedule
            2.1, the Purchased Shares are owned by the Vendors as the registered and beneficial owners with a good title, free and clear of all Liens. Upon completion of the transaction contemplated by this Agreement, the Purchaser will have good and valid title to the Purchased Shares, free and clear of all Liens other than Liens granted or directly caused by the Purchaser including the Share Pledge;

      (h)   DIVIDENDS AND DISTRIBUTIONS. Except for the payments set forth in
            Schedule 3.1(h), since the Interim Balance Sheet Date, the Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so;

      (i) CORPORATE RECORDS. The Corporate Records are complete and accurate in all material respects and all corporate proceedings and actions reflected in the Corporate Records have been conducted or taken in compliance with all applicable Laws and with the articles and by-laws of the Corporation. Without limiting the generality of the foregoing (i) the minute books contain complete and accurate minutes of all meetings of the directors and shareholders of the Corporation held since incorporation and all such meetings were properly called and held, (ii) the minute books contain all resolutions passed by the directors and shareholders (and committees, if any) of the Corporation and all such resolutions were properly passed, (iii) the share certificate books, register of shareholders and register of transfers are complete and accurate, all transfers have been properly completed and approved and any tax payable in connection with the transfer of any securities has been paid, and (iv) the registers of directors and officers of the Corporation are complete and accurate and all former and present directors and officers of the Corporation were properly elected or appointed, as the case may be. Except for the Shareholders' Agreement, the Corporation has never been subject to, or affected by, any unanimous shareholders agreement;

      (j) RESIDENCE OF THE VENDORS. Except as otherwise disclosed in Schedule 3.1(j), the Vendors are not non-residents of Canada within the meaning of the Income Tax Act (Canada) and the Corporation is a registrant for purposes of any taxes imposed under Part IX of the Excise Tax Act;

GENERAL MATTERS RELATING TO THE BUSINESS

      (k)   CONDUCT OF BUSINESS IN ORDINARY COURSE. Except as disclosed in
            Schedule 3.1(k), since the Interim Balance Sheet Date, the Business has been carried on in the Ordinary Course and the Corporation has not:

            (i) sold, transferred or otherwise disposed of any Assets except for (i) Assets which are obsolete and which individually or in the aggregate do not exceed $25,000, or (ii) inventory sold in the Ordinary Course;

            (ii) made any capital expenditure or commitment therefore which individually or in the aggregate exceeded $25,000;

            (iii) discharged any secured or unsecured obligation or liability
                  (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate exceeded $25,000;

            (iv) increased its indebtedness for borrowed money or made any loan or advance, or assumed, guaranteed or otherwise became liable with respect to the liabilities or obligations of any Person;

            (v) made any bonus or profit sharing distribution or similar payment of any kind except as may be required by the terms of a Material Contract;

            (vi) removed any auditor or director or terminated any officer or other senior employee;

            (vii) granted any general increase in the rate of wages, salaries, bonuses or other remuneration of any employees of the Corporation except as may be required by the terms of a Material Contract save and except for an increase in salary provide to Sheila Botters in the amount of approximately $2,000 per annum on or about December, 2003;

            (viii) written off as uncollectible any Accounts Receivable which individually or in the aggregate is material to the Corporation or is in excess of, individually or in the aggregate, $25,000;

            (ix) suffered any extraordinary loss, whether or not covered by insurance;

            (x) suffered any material shortage or any cessation or interruption of inventory shipments, supplies or ordinary services;

            (xi)   cancelled or waived any material claims or rights;

            (xii) compromised or settled any litigation, proceeding or other governmental action relating to the Assets, the Business or the Corporation;

            (xiii) cancelled or reduced any of its insurance coverage; or

            (xiv) authorized, agreed or otherwise committed, whether or not in writing, to do any of the foregoing;

            In addition, the Corporation has not (i) made, or agreed to make, any change in any method of accounting or auditing practice, or (ii) save and except in connection with the amalgamation of the Corporation effective December 1, 2002, amended or approved any amendment to its constating documents, by-laws or capital structure.

      (l)   [INTENTIONALLY DELETED];

      (m) COMPLIANCE WITH LAWS. The Corporation is conducting and has always conducted the Business and any past business in compliance with all applicable Laws other than acts of non-compliance which, in the aggregate, are not material;

      (n) AUTHORIZATIONS. The Corporation owns, holds, possesses or lawfully uses in the operation of the Business, all Authorizations which are, in any manner, necessary for the Corporation to conduct the Business as presently or previously conducted or for the ownership and use of the Assets in compliance with all applicable Laws. All Authorizations material to the Corporation or the Business are listed in Schedule 3.1(n) (the "MATERIAL AUTHORIZATIONS"). Each Material Authorization is valid, subsisting and in good standing, the Corporation is not in default or breach of any Material Authorization applicable to it and, to the knowledge of the Vendors, no proceeding is pending or threatened to revoke or limit any Material Authorization. All Material

            Authorizations are renewable by their terms or in the ordinary course of business without the need for the Corporation to comply with any special rules or procedures, agree to any materially different terms or conditions or pay any amounts other than routine filing fees. Neither the Vendors nor any of their affiliates owns or has any proprietary, financial or other interests (direct or indirect) in any Material Authorization which the Corporation owns, possesses or uses in the operation of the Business as now or previously conducted;

MATTERS RELATING TO THE ASSETS

      (o) SUFFICIENCY OF ASSETS. The Business is the only business operation carried on by the Corporation and its Assets include all rights and property necessary to the conduct its Business after the Closing substantially in the same manner as it was conducted prior to the Closing. With the exception of inventory in transit, certain Contracts, certain Books and Records and the Corporate Records, all of the Assets are, and at Closing will be, situated at the Leased Property;

      (p) TITLE TO THE ASSETS. Subject to the Lease being assigned from Tube Distributors Inc. to the Corporation and the Computer Equipment Lease being assigned from 1276758 Ontario Limited to the Corporation, the Corporation owns (with good title) all of the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own including all the properties and assets reflected as being owned by the Corporation in its financial Books and Records. The Corporation has legal and beneficial ownership of its Assets free and clear of all Liens except for Permitted Liens;

      (q) NO OPTIONS, ETC. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase or other acquisition from the Corporation of any of its Assets other than pursuant to purchase orders for inventory sold in the Ordinary Course;

      (r) REAL PROPERTY. Subject to the Lease being assigned from Tube Distributors Inc. to the Corporation, the Corporation is not the owner or lessee of, or subject to any agreement or option to own or lease, any real property or any interest in any real property other than the Leased Property. Upon assignment of the Lease to the Corporation, the Corporation will have adequate rights of ingress and egress into the Leased Property for the operation of the Business in the Ordinary Course. No condemnation or expropriation proceeding is pending or, to the best knowledge of the Vendors, threatened against all or any portion of the Leased Property which would preclude or impair the use of the Leased Property for the purposes for which it is currently used. To the knowledge of the Vendors, there are no outstanding work orders from or required by any municipality, police department, fire department, sanitation, health or safety authorities or from any other Person and there are no matters under discussion with or by the Corporation relating to work orders;

      (s) LEASE. Subject to the Lease being assigned from Tube Distributors Inc. to the Corporation, the Corporation is not a party to, or under any agreement to become a party to, any lease with respect to real property other than the Lease, a copy of which has been provided to the Purchaser. The Lease is (and will be upon being assigned to the Corporation) in good standing, creates a good and valid leasehold estate in the Leased Property thereby demised and is in full force and effect without amendment, except as disclosed in Schedule 3.1(s). With respect to the Lease, save as disclosed in Schedule 3.1(s), (i) all rents and additional rents have been paid, (ii) no waiver, indulgence or postponement of the lessee's obligations has been granted by the lessor, (iii) except as disclosed in Schedule 3.1(s), there exists no event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under the Lease, and (iv) all of the covenants to be performed by any party (other than the Corporation) under the Lease have been fully performed. The Leased Property is adequate and suitable for the purposes for which it is presently being used and the Corporation, has adequate rights of ingress and egress into the Leased Property for the operation of the Business in the Ordinary Course. Schedule 3.1(s) contains a description of the Lease setting out a description of the leased premises (by municipal address), the term of the Lease, the rental payments under the Lease (specifying any breakdown of base rent and additional rents), any rights of renewal and the term thereof, and any restrictions on assignment or change of control of the Corporation;

      (t) MATERIAL CONTRACTS. Except for the Contracts described in Schedule 3.1(t) (collectively, the "MATERIAL CONTRACTS") the Lease, the Employee Plans, the TD Loan, the insurance policies set out in
            Schedule 3.1(ii) and the Contracts listed in Schedule 3.1(gg), the Corporation is not a party to or bound by:

            (i) any distributor, sales, advertising, agency or manufacturer's representative Contract;

            (ii) any continuing Contract for the purchase of materials, supplies, equipment or services involving in the case of any such Contract more than $25,000 over the life of the Contract;

            (iii) any Contract that expires or may be renewed at the option of any Person other than the Corporation so as to expire more than one year after the date of this Agreement;

            (iv) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

            (v) any Contract for capital expenditures in excess of $25,000 in the aggregate;

            (vi) any confidentiality, secrecy or non-disclosure Contract or any Contract limiting the freedom of the Corporation to engage in any line of business, compete with any other Person, operate its assets at maximum production capacity or otherwise conduct its business (save and except for certain informal and non-binding customs and understandings in the industry in which the Business operates);

            (vii) any Contract pursuant to which the Corporation is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, save and except for a photocopier lease in the approximate leasing amount of $109 per month, a month to month fork lift rental agreement in the aggregate approximate amount of $1,300 per month and a month to month truck leasing agreement with Ryder;

            (viii) any Contract with any Person with whom the Corporation or the
                   Vendors does not deal at arm's length within the meaning of the Income Tax Act (Canada);

            (ix) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person save and except to the Corporation's custom broker, Willson's;

            (x)    any Collective Agreement; or

            (xi)  any Contract made out of the Ordinary Course;

      (u) NO BREACH OF MATERIAL CONTRACTS. The Corporation has performed all of the obligations required to be performed by it and is entitled to all benefits under, and has received no notice of being in default of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and to the best of the knowledge of the Vendors, there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been, or will be prior to Closing, delivered to the Purchaser;

      (v) NO BREACH OF OTHER CONTRACTS. To the knowledge of the Vendors, the Corporation has not violated or breached, in any respect, any of the terms or conditions of any Contract (other than the Material Contracts), and to the best of the knowledge of the Vendors, all the covenants to be performed by any other party to such Contract have been fully performed;

      (w) ACCOUNTS RECEIVABLE. Save and except as otherwise set out in this Agreement and save and except for a 120 day account receivable in the approximate amount of USD$25,000 payable by Ram Fabricating, all Accounts Receivable are bona fide, and, subject to an allowance for doubtful accounts that has been reflected on the books of the Corporation in accordance with GAAP and consistent with past practice, collectible without set-off or counterclaim;

      (x) INTELLECTUAL PROPERTY. Attached as Schedule 3.1(x) is a complete and accurate list of all Intellectual Property owned or used by the Corporation in carrying on the Business. Schedule 3.1(x) also includes complete and accurate particulars of all registrations or applications for registration of the Intellectual Property. The Intellectual Property comprises all intellectual property necessary to properly conduct the Business. As more fully described in
            Schedule 3.1 (x), the Corporation is the beneficial owner of the Intellectual Property identified as being owned by it, free and clear of all Liens other than Permitted Liens, and the Corporation is not a party to or bound by any Contract or other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property. No Person has been granted any interest in or right to use all or any portion of the Intellectual Property. The Vendors are not aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other Person by the Corporation, nor have the Vendors received any notice that the conduct of the Business, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other Person, and the Vendors have no knowledge of any infringement or violation of its rights or the rights of any of the Corporation in the Intellectual Property. To the knowledge of the Vendors, the conduct of the Business does not infringe upon the patents, trade marks, licences, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other Person. The Vendors are not aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property. The Vendors have provided, or shall provide prior to Closing, the Purchaser with a true and complete copy of all Contracts that comprise or are related to the Intellectual Property;

      (y) INVENTORIES. Except as set out in Schedule 3.1(y), the inventories of the Corporation do not include any material items which are slow-moving, below standard quality or of a quality or quantity not usable or saleable in the Ordinary Course of the Business, the value of which has not been written down in the Interim Financial Statements to net realizable market value; save for certain items owned by the Corporation which, in accordance with past practice of the Corporation, are excess or secondary and in fact below standard quality and/or demand, all as further described in Schedule 3.1(y). The inventory levels of the Corporation have been maintained at levels sufficient for the continuation of the Business in the Ordinary Course;

      (z) SUBSIDIARIES. The Corporation has no subsidiaries and holds no shares or other ownership, equity or proprietary interests in any other Person;

FINANCIAL MATTERS

      (aa) BOOKS AND RECORDS. All accounting and financial Books and Records have been fully, properly and accurately kept and completed in all material respects. The Books and Records and other data and information are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which are not available to the Corporation in the Ordinary Course, save and except as set out in
            Schedule 3.1(x);

      (bb) FINANCIAL STATEMENTS. The unaudited "Notice to Reader" financial statements of the Corporation dated November 30, 2003 and the Interim Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with those of previous fiscal years and each presents fairly:

            (i) the assets, liabilities, (whether accrued, absolute, contingent or otherwise) and financial position of the Corporation as at the respective dates of the relevant statements; and

            (ii) the sales and earnings of the Corporation during the periods covered by the unaudited "Notice to Reader" financial statements of the Corporation dated November 30, 2003 or Interim Financial Statements, as the case may be;

      True, correct and complete copies of the unaudited "Notice to Reader" financial statements of the Corporation dated November 30, 2003 and the Interim Financial Statements are attached as Schedule "C".

      (cc)  [INTENTIONALLY DELETED];

      (dd)  NO LIABILITIES. Except as disclosed in this Agreement (including
            Schedule 3.1(dd) or reflected or reserved against in the balance sheet forming part of the Interim Financial Statements, the Corporation has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for current liabilities incurred in the Ordinary Course since the Interim Balance Sheet Date;

      (ee) BANK ACCOUNTS AND POWERS OF ATTORNEY. Schedule 3.1(ee) is a correct and complete list showing (i) the name of each bank in which the Corporation has an account or safety deposit box and the names of all Persons authorized to draw on such accounts or to have access to such safety deposit boxes, (ii) the name of each bank in which the Corporation had an account at any time after January 1, 2004 and not specified in (i) above, and (iii) the names of all Persons holding powers of attorney from the Corporation. Copies of the powers of attorney have been, or simultaneously with the execution hereof will be, provided to the Purchaser;

PARTICULAR MATTERS RELATING TO THE BUSINESS

      (ff)  ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.1(ff):

            (i) to the knowledge of the Vendors, none of the real properties (including, without limitation, the Leased Property) currently or, to the knowledge of the Vendors, formerly owned, leased or used by the Corporation or over which the Corporation has or had charge, management or control (such property, the "INDEMNIFICATION PROPERTIES") (i) has ever been used by any Person as a waste disposal site or as a licensed landfill, or
                  (ii) has ever had asbestos, asbestos-containing materials, PCBs, radioactive substances or aboveground or underground storage systems, active or abandoned, located on, at or under them;

            (ii) to the knowledge of the Vendors, no properties adjacent to the Leased Property are contaminated;

            (iii) the Corporation has not transported, removed or disposed of any waste to a location outside of Canada other than in accordance with applicable Law;

            (iv) to the best knowledge of the Vendors, there are no contaminants located in the ground or in groundwater under the Leased Property;

            (v) the Corporation has not been required by any Governmental Entity to (i) alter the Leased Property in a material way in order to be in compliance with Environmental Laws, or (ii) perform any environmental closure, decommissioning, rehabilitation, restoration or post-remedial investigations, on, about, or in connection with any real property; and

            (vi) Schedule 3.1(ff) lists all reports and documents relating to the environmental matters affecting the Corporation or the Leased Property which are in the possession or under the control of the Vendors. Copies of all such reports and documents have been, or simultaneously with the execution hereof will be, provided to the Purchaser. The Vendors are not aware of any other reports or documents relating to environmental matters affecting the Corporation or the Leased Property which have not been made available to the Purchaser whether by reason of confidentiality restrictions or otherwise.

      (gg)  EMPLOYEES. Except as set forth in Schedule 3.1(gg):

            (i) the Corporation is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and hours of work;

            (ii) the Corporation has not and is not engaged in any unfair labour practice and no unfair labour practice complaint, grievance or arbitration proceeding is pending or threatened against the Corporation;

            (iii) no collective bargaining agreement is currently being negotiated by the Corporation with respect to its employees and no collective agreements are or have been in force with respect to the employees of the Corporation. No union representation question exists respecting the employees of the Corporation. There is no labour strike, dispute, work slowdown or work stoppage pending or involving or threatened against the Corporation. No trade union has applied to have the Corporation declared a related employer pursuant to the Labour Relations Act (Ontario) or any similar legislation in any jurisdiction in which the Corporation carries on business;

            (iv) all amounts due or accrued due for all salary, wages, bonuses, commissions, vacation with pay, pension benefits or other employee benefits are reflected in the Books and Records; and

            (v) Schedule 3.1(gg) contains a correct and complete list of each employee, director, independent contractor, consultant and agent of the Corporation earning in excess of $35,000 on an annual basis, whether actively at work or not, their salaries, commissions and consulting fees, benefits, positions and length of service. No employee of the Corporation has any agreement as to length of notice or severance payment required to terminate his or her employment, and the Corporation will not incur any such liability in terminating an employee, other than such as results by Law from the employment of an employee without an agreement as to notice or severance.

      (hh)  EMPLOYEE PLANS.

            (i) Schedule 3.1(hh) lists and describes all Employee Plans. The Vendors have furnished to the Purchaser true, correct and complete copies of all the Employee Plans as amended as of the date hereof;

            (ii) All obligations regarding the Employee Plans have been satisfied, there are no outstanding defaults or violations by any party to any Employee Plan and no taxes, penalties, or fees are owing or exigible under or in respect of any of the Employee Plans;

            (iii) Subject to applicable Laws, the Corporation may unilaterally amend or terminate, in whole or in part, and without liability, each Employee Plan which relates to it;

            (iv) No commitments to improve or otherwise amend any Employee Plan have been made except as required by applicable Laws; and

            (v) All employee data necessary to administer each Employee Plan has been, or will be prior to Closing, provided by the Vendors to the Purchaser and is true and correct as of the date of this Agreement and the Vendors will notify the Purchaser of any changes thereto.

      (ii) INSURANCE. The Assets are insured against loss or damage by all insurable hazards or risks on a replacement cost basis, save and except for inventories which are insured on an actual cash value basis. Schedule 3.1(ii) contains a list of insurance policies which are maintained by the Corporation setting out, in respect of each policy, a description of the type of policy, the name of insurer, the coverage allowance, the expiration date, the annual premium and any pending claims. To the knowledge of the Vendors, the Corporation is not in default with respect to any of the provisions contained in the insurance policies, the payment of any premiums under any insurance policy and have not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion. Save and except as disclosed in Schedule 3.1(ii), there have not been any material adverse change in the relationship of the Corporation with its insurers, the availability of coverage, or in the premiums payable pursuant to the policies. Part of Schedule 3.1(ii) is a list setting forth any and all material claims, with reasonable particulars, made under any policies of insurance maintained by or for the benefit of the Corporation over the past five (5) calendar years prior to this date. True, correct and complete copies of all insurance policies of the Corporation and the most recent inspection reports received from insurance underwriters have been delivered to the Purchaser;

      (jj) LITIGATION. Except as described in Schedule 3.1(jj), the Vendors have received no notice and to the best of their knowledge there are no actions, suits or proceedings, at law or in equity, by any Person (including, without limitation, the Corporation), nor any arbitration, administrative or other proceeding by or before (or any investigation by) any Governmental Entity pending or, to the best of the knowledge of the Vendors, threatened against or affecting the Corporation, the

            Business or any of the Assets, and the Vendors know of no valid basis for any such action, suit, proceeding, arbitration or investigation by or against the Corporation. To the knowledge of the Vendors, the Corporation is not subject to any judgment, order or decree entered in any lawsuit or proceeding nor has the Corporation settled any claim prior to being prosecuted in respect of it. Except as disclosed in Schedule 3.1(jj), the Corporation is not a plaintiff or complainant, or defendant or respondent in any action, suit or proceeding;

      (kk) TAXES. The Corporation has filed or caused to be filed, within the times and in the manner prescribed by law, all federal, provincial, local and foreign tax returns and tax reports which are required to be filed by or with respect to the Corporation. The information contained in such returns and reports is correct and complete and such returns and reports reflect accurately all liability for taxes of the Corporation for the periods covered thereby. All federal, provincial, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) that are or may become payable by or due from the Corporation have been fully paid or fully disclosed and fully provided for in the Books and Records and the Interim Financial Statements. The federal income tax liability of the Corporation has been assessed for all fiscal years to and including its fiscal year ended on November 30, 2003. There are no outstanding agreements or waivers extending the statutory period providing for an extension of time with respect to the assessment or re-assessment of tax or the filing of any tax return by, or any payment of any tax by the Corporation, no notice of assessment or reassessment has been received and to the best knowledge of the Vendors, no examination of any tax return of the Corporation is currently in progress. The Vendors have no notice or knowledge of any claims, actions, suits or proceedings (or, to the best knowledge of the Vendors, any investigation) which are pending, or to the best knowledge of the Vendors, threatened against the Corporation relating to taxes and the Vendors know of no valid basis for any such claim, action, suit, proceeding, investigation or discussion. The Corporation has withheld from each payment made by it the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority within the time prescribed under any applicable Law. The Corporation is a registrant for purposes of the tax imposed under Part IX of the Excise Tax Act (Canada). The Corporation is a Canadian - controlled private corporation as defined in the Income Tax Act (Canada) and has been so since February 11, 1986, the date of incorporation of the Corporation, provided that such status shall end as of the date of this Agreement is entered into; and

      (ll) FULL DISCLOSURE. Neither this Agreement nor any Ancillary Agreement to which any of the Vendors or the Corporation is a party (i) contains any untrue statement of a material fact in respect of the Vendors, the affairs, prospects, operations or condition of the Corporation, its Assets or its Business, or (ii) omits any statement of a material fact necessary in order to make the statements in respect of the Vendors, the affairs, prospects, operations or condition of the Corporation, its Assets or its Business contained herein or therein not misleading. Subject to the matters described in Schedule 3.1(ll), there is no fact known to the Corporation or the Vendors which materially and adversely affects the affairs, prospects, operations or condition of the Corporation, the Assets or the Business which has not been set forth in this Agreement.

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

        The Purchaser represents and warrants as follows to the Vendors and acknowledges and confirms that the Vendors are relying on such representations and warranties in connection with the sale by the Vendors of the Purchased
Shares:

        (a) INCORPORATION AND CORPORATE POWER. The Purchaser is a corporation incorporated and existing under the laws of New Brunswick and has the corporate power and authority to enter into and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is or will become a party;

        (b) VALIDITY OF AGREEMENT. The execution, delivery and performance by the Purchaser of this Agreement and each of the Ancillary Agreements to which it is or will become a party:

            (i) have been or, at Closing, will be, duly authorized by all necessary corporate action on the part of the Purchaser;

            (ii) do not or, at Closing, will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, any of the terms or provisions of its constating documents or by-laws or any contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected; and

            (iii) will not result in the violation of any Law in any material respect;

      (c) EXECUTION AND BINDING OBLIGATION. This Agreement and each of the Ancillary Agreements to which the Purchaser is or will become a party have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms subject only to any limitation under applicable Laws relating to (i) bankruptcy, insolvency, arrangement or other similar laws of general application affecting creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies; and

      (d) RELATIONSHIP OF PRINCIPAL. The Principal is the sole shareholder of the Purchaser.

                                    ARTICLE 5
                      PRE-CLOSING COVENANTS OF THE PARTIES

SECTION 5.1 CONDUCT OF BUSINESS PRIOR TO CLOSING.

(1) During the Interim Period, save and except as otherwise expressly provided for in this Agreement, the Vendors will cause the Corporation to conduct the Business in the Ordinary Course.

(2) Without limiting the generality of Section 5.1(1), and without derogating from the obligations of the Vendors in Section 6.1, the Vendors will not, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed, permit the Corporation to:

      (a) purchase, establish or acquire in any manner any new business undertaking or make any change in the nature of the Corporation's business as presently carried on;

      (b) enter into any reorganization, consolidation, amalgamation, arrangement, winding-up, merger or other similar transaction (including, without limitation, the sale of all or substantially all of the assets of the Corporation) or permit the assignment or transfer of any of the Corporation's issued and outstanding shares or any right, option or privilege convertible into shares in the capital of the Corporation;

      (c) declare, make, pay or commit to any form of distribution or reduction of the profits of the Corporation or of its capital, including (i) any dividend (including stock dividends) or other distribution on any present or future shares, (ii) the purchase, redemption or retirement or acquisition any of its shares, or any option, warrant or other right to acquire any such shares, or apply or set apart any of its assets therefor, (iii) bonuses to shareholders, (iv) payment on account of loans made to shareholders of the Corporation, or (v) payment of any bonuses or management fees;

      (d) create, allot or issue any shares in the capital of the Corporation, or to enter into any agreement, or grant any option, right or privilege, whether pre-emptive, contractual or otherwise for the purchase or other acquisition of shares or securities convertible into shares of the Corporation, amend the Corporation's articles or by-laws, change its capital structure or enter into any agreement or make any offer to do so;

      (e) increase the Corporation's indebtedness for borrowed money, except for normal fluctuations in the Corporation's operating credit facility under the TD Loan, make any loan or advance, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of any Person, or otherwise encumber any of the property and assets of the Corporation, except for necessary encumbrances for operating capital to finance operations of the Corporation in the Ordinary Course;

      (f) save and except for contracts necessary for the Corporation's current supplies and services, enter into any contracts for capital expenditures in excess of, either individually or in the aggregate, $25,000;

      (g) grant any general increase in the rate of wages, salaries, bonuses or other remuneration of any employees of the Corporation, except as may be required by the terms of a Material Contract; or

      (h)   agree, whether or not in writing, to do any of the foregoing.

(3) Without limiting the generality of Section 5.1(1), and without derogating from the obligations of the Vendors in Section 6.1, the Vendors will cause the Corporation to:

      (a) use all reasonable commercial efforts to preserve intact the current business organization of the Corporation, keep available the services of the present employees and agents of the Corporation and maintain good relations with, and the goodwill of, suppliers, customers, landlords, creditors, distributors and all other Persons having business relationships with the Corporation;

      (b) confer with the Purchaser concerning operational matters of a material nature;

      (c) use all reasonable commercial efforts consistent with past practice to retain possession and control of its Assets and preserve the confidentiality of any confidential or proprietary information of the Business or the Corporation;

      (d) subject to the terms of this Agreement and the prudent and reasonable discretion of the Vendors, maintain adequate levels of inventories to carry on the Business in the Ordinary Course;

      (e) maintain the Assets in their current state of repair and condition, reasonable wear and tear excepted;

      (f) comply with all Authorizations and contractual obligations under the Contracts;

      (g) use all reasonable commercial efforts to conduct the Business in such a manner that on the Closing Date, the representations and warranties of the Vendors contained in this Agreement shall be true, correct and complete as if such representations and warranties were made on and as of such date; and

      (h) otherwise periodically report to the Purchaser concerning the state of the Business and the Corporation.

SECTION 5.2 ACCESS FOR DUE DILIGENCE.

(1) The Vendors shall (i) permit the Purchaser and its employees, agents, counsel, accountants or other representatives, lenders, potential lenders and potential investors (collectively, the "PURCHASER'S REPRESENTATIVES") between the date hereof and the Closing, without undue interference to the ordinary conduct of the Business and accompanied by one or more of the Vendors or their representatives, to have reasonable access during normal business hours and upon reasonable notice to (a) the premises of the Corporation, (b) the Assets, including assets on lease, and review of the condition of those assets, including all environmental work safety issues, and, in particular to any information, including all Books and Records whether retained by the Vendors, the Corporation or otherwise, (c) all Contracts, and (d) the senior personnel of the Corporation, and (ii) furnish to the Purchaser and the Purchaser's Representatives such financial and operating data and other information with respect to the Assets and the Corporation as the Purchaser shall from time to time reasonably request. Copies of all written reports and studies prepared by or on behalf of the Purchaser in connection with its due diligence investigations shall, upon prior reasonable request by the Vendors to the Purchaser or the Purchaser's Representatives, be delivered to the Vendors within a reasonable time after the delivery of such written reports and studies, if any, to the Purchaser or the Purchaser's Representatives.

(2) No investigations made by or on behalf of the Purchaser, whether under this Section 5.2 or any other provision of this Agreement or any Ancillary Agreement, shall have the effect of waiving, diminishing the scope of, or otherwise affecting any representation or warranty made in this Agreement or any Ancillary Agreement.

(3) On or prior to the date that is two (2) Business Days prior to the expiry of the Preliminary Due Diligence Period, the Vendors shall deliver to the Purchaser a true and correct list setting forth the ten (10) largest customers and the ten (10) largest suppliers of the Corporation by dollar amount for the most recently completed fiscal year of the Corporation. Such list shall be accompanied by a representation and warranty from the Vendors that, save and except as otherwise expressly contemplated in this Agreement, they have no reason to believe that the benefits of any relationship with any of the major customers or suppliers of the Corporation will not continue after the Closing Date in substantially the same manner as prior to the date of this Agreement.

SECTION 5.3 CONFIDENTIALITY.

      Until the Closing and in the event of termination of this Agreement without Closing, the Purchaser and each of the Purchaser's Representatives will keep confidential any information obtained from the Vendors, the Corporation or their respective agents and representatives, unless such information (i) is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement, (ii) becomes available to the Purchaser or any Purchaser's Representative on a non-confidential basis from a source other than the Vendors, the Corporation or their respective agents and representatives, unless the Purchaser or any Purchaser's Representative knows that such source is prohibited from disclosing the information to the Purchaser or any Purchaser's Representative by a contractual, fiduciary or other legal obligation to the Vendors or the Corporation, or (iii) was known to the Purchaser or any Purchaser's Representative on a non-confidential basis before its disclosure to the Purchaser or any Purchaser's Representative by the Vendors, the Corporation or their respective agents and representatives. In the event the Purchaser or any Purchaser's Representative is required by Law to disclose any confidential information, the Purchaser or any Purchaser's Representative will, to the extent not prohibited by applicable Law, provide the Vendors with prompt notice of such requirements so that the Vendors may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 5.3. If this Agreement is terminated, promptly after such termination the Purchaser or any Purchaser's Representative will return or cause to be returned or destroyed all documents, work papers and other material (whether in written, printed, electronic or computer printout form and including all copies) obtained from the Vendors, the Corporation or their respective agents and representatives in connection with this Agreement and not previously made public.

SECTION 5.4 ACTIONS TO SATISFY CLOSING CONDITIONS.

(1) Each of the Vendors shall take all such actions as are within their reasonable power to control and to use all reasonable commercial efforts to cause other actions to be taken which are not within their power to control, so as to ensure compliance with all of the conditions set forth in Section 6.1 including ensuring that, subject to Section 5.8, during the Interim Period and at Closing, there is no breach of any of the Vendors' representations and warranties.

(2) The Purchaser shall take all such actions as are within its reasonable power to control and to use all reasonable commercial efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Section 6.2 including ensuring that, subject to Section 5.8, during the Interim Period and at Closing, there is no breach of any of its representations and warranties.

SECTION 5.5 TRANSFER OF THE PURCHASED SHARES.

      The Vendors shall take all necessary steps and corporate proceedings to permit good title to the Purchased Shares to be duly and validly transferred and assigned to the Purchaser at the Closing, free of all Liens other than those specifically set out or provided for in this Agreement.

SECTION 5.6 REQUEST FOR CONSENTS AND WAIVERS.

(1) The Vendors will use all reasonable commercial efforts to obtain, prior to Closing, all Consents, provided that the failure to obtain such Consents (provided further that the Vendors have used reasonable commercial efforts as aforesaid) for any reason whatsoever shall not constitute a default hereunder. Such Consents shall be upon such terms as are acceptable to the Purchaser, acting reasonably. The Purchaser will co-operate in obtaining such Consents.

(2) The Purchaser will use all reasonable commercial efforts to have, prior to Closing, the Vendors' Guarantees terminated, discharged and released prior to Closing, and the Vendors' Cash Collateral released to them, provided that failure to obtain such Consents (provided further that the Purchaser has used reasonable commercial efforts as aforesaid) for any reason whatsoever shall not constitute a default hereunder. The termination or waiver of the Vendors' Guarantees and the release of the Vendors' Cash Collateral shall be upon such terms as are acceptable to the Vendors, acting reasonably and shall be a condition precedent to the Closing of the transactions herein provided.

SECTION 5.7 FILINGS AND AUTHORIZATIONS.

      Each of the Vendors and the Purchaser, as promptly as practicable after the execution of this Agreement, will (i) make, or cause to be made, all such filings and submissions under all Laws applicable to it, as may be required for it to consummate the purchase and sale of the Purchased Shares in accordance with the terms of this Agreement, (ii) use all reasonable commercial efforts to obtain, or cause to be obtained, all Authorizations necessary or advisable to be obtained by it in order to consummate such transfer, and (iii) use all reasonable commercial efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfil its obligations under this Agreement. The Vendors and the Purchaser will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, without limitation, providing each other with all notices and information supplied or filed with any Governmental Entity (except for notices and information which the Vendors or the Purchaser, in each case acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Entity.

SECTION 5.8 NOTICE OF UNTRUE REPRESENTATION OR WARRANTY.

      The Vendors shall promptly notify the Purchaser, and the Purchaser shall promptly notify the Vendors, upon any representation or warranty made by them or it, as the case may be, contained in this Agreement or any Ancillary Agreement becoming untrue or incorrect during the Interim Period and for the purposes of this Section 5.8 each representation and warranty shall be deemed to be given at and as of all times during the Interim Period. Any such notification shall set out particulars of the untrue or incorrect representation or warranty and details of any actions being taken by the Vendors or the Purchaser, as the case may be, to rectify that state of affairs. If no such notification is provided, it shall be interpreted as meaning that the Party failing to give such notice had no actual knowledge of any untrue or incorrect representation or warranty. If notification is provided, and the Parties are unable to cure the incorrect or untrue representation or warranty prior to Closing despite exercising all commercially reasonable efforts to do so, the Party receiving such notice may either terminate the Agreement in accordance with Section 8.1 or Section 8.2, as applicable, or waive such breach of a representation or warranty and proceed to Closing. If such Party elects to proceed to Closing, it will be precluded from asserting a claim against the other Party based on the untrue or incorrect representation or warranty which the notifying Party disclosed in such written notification prior to Closing.

SECTION 5.9 EXCLUSIVE DEALING AND SETTLEMENT OF SCHEDULES.

(1) During the Interim Period (unless this Agreement and the transactions herein contemplated are terminated in accordance with the terms of this Agreement prior to Closing), the Vendors shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than Purchaser) relating to any transaction involving the sale of any shares of the Corporation or the sale of the Business or any of the Assets (other than as permitted in this Agreement).

(2) The Parties shall use commercially reasonable efforts to prepare and settle the contents and form of the Schedules on or prior to April 16, 2004.

                                    ARTICLE 6
                             CONDITIONS OF CLOSING

SECTION 6.1 CONDITIONS FOR THE BENEFIT OF THE PURCHASER.

      The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed prior to Closing (except as otherwise expressly provided), which conditions are for the exclusive benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in its sole discretion:

      (a) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Vendors contained in this Agreement or in any Ancillary Agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date, and the Vendors shall, subject to Section 5.8, have executed and delivered a certificate to that effect. The receipt of such certificates and the Closing shall not constitute a waiver by the Purchaser of any of the representations and warranties of the Vendors which are contained in this Agreement or in any Ancillary Agreement. Upon delivery of such certificates, the representations and warranties of the Vendors in
            Article 3 shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date;

      (b) PERFORMANCE OF COVENANTS. Each of the Vendors shall have fulfilled or complied with all covenants contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by it at or prior to the Closing, and each of the Vendors shall also have executed and delivered a certificate of to that effect. The receipt of such certificates and the Closing shall not constitute a waiver by the Purchaser of any of the covenants of the Vendors which are contained in this Agreement or any Ancillary Agreement;

      (c) CONSENTS. All Required Consents shall have been obtained on terms acceptable to the Purchaser acting reasonably;

      (d) DUE DILIGENCE. Subject to Section 5.2, the Purchaser shall, from the date of this Agreement and until April 15, 2004 (the "PRELIMINARY DUE DILIGENCE PERIOD"), have completed its preliminary investigation into the Corporation, the Business, the Vendors' title to the Purchased Shares, the Assets and all other matters it deems relevant and such investigation shall not have disclosed any matter which the Purchaser, acting reasonably, considers to be adverse to the Corporation, the Business or the Assets or adverse to its decision to acquire the Purchased Shares. On or prior to the expiration of the Preliminary Due Diligence Period, the Purchaser shall notify the Vendors in writing if the Purchaser has discovered any matter which it, acting reasonably, considers to be adverse to the Corporation, the Business, or the Assets or adverse to its decision to acquire the Purchased Shares. The Purchaser shall be deemed to have waived its due diligence investigation if it does not notify the Vendors of its objection within the said Preliminary Due Diligence Period;

      (e) ENVIRONMENTAL INVESTIGATION. The Purchaser shall have been satisfied with the results of the environmental assessment and review and any remedial work completed in connection with it;

      (f) FINANCING. The Purchaser shall have received financing sufficient to complete the transaction of purchase and sale contemplated in this Agreement on terms and conditions satisfactory to the Purchaser, in its sole and absolute discretion;

      (g) NON-COMPETITION AGREEMENT. The Vendors shall have delivered to the Purchaser, the Non-Competition Agreements in the form attached to this Agreement as Schedule 6.1(g);

      (h) DELIVERIES. The Vendors shall deliver or cause to be delivered to the Purchaser the following in form and substance satisfactory to the Purchaser, acting reasonably:

            (i) share certificates representing the Purchased Shares duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record, together with evidence satisfactory to the Purchaser that the Purchaser has been entered upon the books of the Corporation as the holder of the Purchased Shares;

           (ii) certified copies of (i) the charter documents of the Corporation, (ii) by-laws of the Corporation, (iii) all resolutions of the shareholders and the board of directors of the Corporation approving or ratifying, as the case may be, the entering into and completion of the transaction contemplated by this Agreement and the Ancillary Agreements, and (iii) a list of the officers and directors of the Corporation authorized to sign agreements together with their specimen signatures;

           (iii) a certificate of status with respect to the Corporation issued by appropriate government officials of its jurisdiction of amalgamation and each jurisdiction in which the Corporation carries on its business as listed in Schedule 3.1(a);

           (iv)   the certificates referred to in Section 6.1(a) and Section
                  6.1(b);

           (v) an opinion of counsel to the Vendors and the Corporation with respect to the due incorporation and existence of the Corporation, and matters related to corporate power, due authorization, corporate proceedings, no conflicts and no violations, due execution and delivery of this Agreement, regulatory approvals, outstanding litigation and the authorized and issued capital of the Corporation, and such other matters as the Purchaser may reasonably request.

           (vi) the employment agreement(s) contemplated in Section 6.3, duly executed by each of the Vendors and the Corporation.;

           (vii) an estoppel certificate or landlord's acknowledgement from the lessor under the Lease, confirming the matters set forth in
                  Section 3.1(s), provided that the Vendors shall not be required to deliver such an estoppel certificate or landlords' acknowledgement if, despite all reasonable commercial efforts, the Vendors are unable to obtain such an estoppel certificate or landlord's acknowledgement;

           (viii) evidence that all necessary steps and proceedings as approved by counsel for the Purchaser to permit all of the Purchased Shares to be transferred to the Purchaser have been taken;

           (ix) a duly executed resignation effective as at the Closing of each director and officer of the Corporation as the Purchaser may specify in writing at least three (3) Business Days prior to Closing; and

            (x) a release in favour of the Corporation substantially in the form of the release in Schedule 6.1(h)(x) from each of the Persons listed in Schedule 6.1(h)(x).

      (i)   SHAREHOLDERS' EQUITY. [INTENTIONALLY DELETED]

      (j) CORPORATION'S BANK DEBT. The Corporation shall have no outstanding bank debt as of Closing, except for the debt in connection with the TD Loan;

      (k) PROCEEDINGS. All corporate proceedings to be taken in connection with the transactions contemplated in this Agreement and any Ancillary Agreement shall be reasonably satisfactory in form and substance to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all necessary proceedings in connection therewith;

      (l) NO LEGAL ACTION. No action or proceeding shall be pending or threatened by any Person (other than the Purchaser) in any jurisdiction, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or the right of the Corporation to conduct the Business after Closing on substantially the same basis as heretofore operated;

      (m) ASSIGNMENT OF CERTAIN CONTRACTS. All necessary consents, in form and substance satisfactory to the Purchaser, to the assignment and assumption by the Corporation of each of the Lease and the Computer Equipment Lease, as the case may be, shall have been obtained, and each of the Lease and the Computer Equipment Lease, as the case may be, shall have been validly assigned to, and assumed by, the Corporation;

      (n) TERMINATION OF SHAREHOLDERS' AGREEMENT. The Shareholders' Agreement shall have been terminated in accordance with its terms;

      (o) OTHER TRANSACTION. The Purchaser shall have completed the closing of the purchase of all of the outstanding shares of Eugene Welding Co., a Michigan corporation; and

      (p) MATERIAL ADVERSE CHANGE. There shall not have occurred a material adverse change in the financial condition, prospects, or business of the Corporation when compared to the period ending November 30, 2003.

        (q) SCHEDULES. The contents and form of each of the Schedules shall be satisfactory to the Purchaser in its sole and absolute discretion.

SECTION 6.2 CONDITIONS FOR THE BENEFIT OF THE VENDORS.

        The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed prior to the Closing, which conditions are for the exclusive benefit of the Vendors and may be waived, in whole or in part, by the Vendors in their sole discretion:

        (a) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement and in any Ancillary Agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date and the Purchaser shall, subject to Section 5.8, have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate and the Closing shall not constitute a waiver by the Vendors of any of the representations and warranties of the Purchaser which are contained in this Agreement or in any Ancillary Agreement. Upon delivery of such certificate, the representations and warranties of the Purchaser in Article 4 shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date;

        (b) PERFORMANCE OF COVENANTS. The Purchaser shall have fulfilled or complied with all covenants contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by it at or prior to the Closing and the Purchaser shall have executed and delivered a certificate of a senior officer to that effect;

        (c) DELIVERIES. The Purchaser shall deliver or cause to be delivered to the Vendors the following in form and substance satisfactory to the Vendors acting reasonably:

               (i) certified copies of (i) the charter documents and extracts from the by-laws of the Purchaser relating to the execution of documents, (ii) all resolutions of the board of directors of the Purchaser approving the entering into and completion of the transactions contemplated by this Agreement and the Ancillary Agreements, and (iii) a list of its officers and directors authorized to sign agreements together with their specimen signatures;

               (ii) a certificate of status, compliance, good standing or like certificate with respect to the Purchaser and the Principal issued by appropriate government official of their respective jurisdictions of its incorporation;

            (iii) the certificates referred to in Section 6.2(a) and Section
                  6.2(b);

            (iv) the employment agreement(s) contemplated in Section 6.3, duly executed by each of the Vendors and the Corporation;

            (v) an opinion of counsel to the Purchaser and the Principal with respect to the incorporation of the Purchaser and the Principal, and matters related to corporate power, due authorization, corporate proceedings, no conflicts and no violations, due execution and delivery of this Agreement and each Ancillary Agreement, as applicable; and

            (vi) the A Note, the B Note(s), the Guarantee, the GSA and the Share Pledge, all in accordance with Section 2.3(b).

      (d) PROCEEDINGS. All corporate proceedings to be taken in connection with the transactions contemplated in this Agreement and any Ancillary Agreement shall be reasonably satisfactory in form and substance to the Vendors, acting reasonably, and the Vendors shall have received copies of all the instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all corporate proceedings in connection therewith;

      (e) NO LEGAL ACTION. No action or proceeding shall be pending or threatened by any Person (other than the Vendors or the Corporation) in any jurisdiction, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or the right of the Corporation to conduct the Business after Closing on substantially the same basis as heretofore operated; and

      (f) TERMINATION, DISCHARGE AND RELEASE OF VENDORS' GUARANTEES. Each of the Vendors' Guarantees shall have been terminated, released and discharged and the Vendors' Cash Collateral shall be fully released to such applicable Vendor, all in a manner satisfactory to the Vendors, acting reasonably.

      (g) SCHEDULES. The contents and form of each of the Schedules (not including Schedules 3.1(a) through 3.1(ll), inclusive, which shall be the Vendors' sole responsibility for preparing) shall be satisfactory to all of the Vendors in their sole and absolute discretion.

SECTION 6.3 EMPLOYMENT AGREEMENTS.

(1) The Parties covenant and agree to make all reasonable commercial efforts to negotiate and settle on the form of employment agreement to be executed and delivered by each of the Vendors and the Corporation, such form of employment agreement to be settled on or prior to the Closing Date, and delivered at Closing in accordance with this Article 6. Such employment agreements shall contain customary covenants and shall provide that each of the Vendors will occupy a senior management sales position with the Corporation. The employment agreement shall each contain the terms and provisions listed in Schedule 6.3(1).

(2) Upon agreement between the Parties regarding the form of such employment agreements, such form or forms of employment agreements shall be attached to this Agreement as Schedule 6.3(2), and shall, for all purposes of this Agreement, thereafter form an integral part of it.

(3) If, despite the Parties making all reasonable commercial efforts, the Parties are unable to negotiate and settle on the form of employment agreement on or prior to the Closing Date, either the Vendors or the Purchaser may terminate this Agreement by notice in writing to the other Parties, and in such event all obligations of the Vendors and the Purchaser (save and except for their respective obligations under Section 5.3, Section 11.3, Section 11.4 and Section 11.6 which shall survive) shall terminate immediately upon written notice being received as required herein.

SECTION 6.4 RELEASE OF CORPORATION'S OBLIGATIONS

(1) Each of the Vendors covenants and agrees to irrevocably and unconditionally release and forever discharge any amounts owed to the Vendors on account of accrued salaries and/or loans and/or any other claims existing as of the Closing Date (and to cause all related Persons to the Vendors who are owed any amounts on account of accrued salaries and/or loans and/or any other claims existing as of the Closing Date to irrevocably and unconditionally release and forever discharge) the Corporation and the Purchaser from and in respect of any and all such amounts. Such releases shall be delivered by the Vendors and such related Persons, as the case may be, to the Corporation and the Purchaser on Closing.

(2) On Closing, the Corporation shall irrevocably and unconditionally release and forever discharge any amounts owed to the Corporation by the Vendors or related Persons to the Vendors, as the case may be, on account of any claims existing as of the Closing Date as between the Corporation and the Vendors or related Persons to the Vendors, as the case may be. Such releases shall be delivered by the Corporation to the Vendors and such related Persons to the Vendors, as the case may be, on Closing.

                                    ARTICLE 7
                                     CLOSING

SECTION 7.1 DATE, TIME AND PLACE OF CLOSING.

      The completion of the transaction of purchase and sale contemplated by this Agreement shall take place at the offices of Stikeman Elliott LLP, Suite 5300, Commerce Court West, Toronto, Ontario, at 10:00 a.m. (Toronto time) on the Closing Date or at such other place, on such other date and at such other time as may be agreed upon in writing between the Vendors and the Purchaser.

SECTION 7.2 CLOSING PROCEDURES.

      Subject to satisfaction or waiver by the relevant Party of the conditions of closing, at the Closing, the Vendors shall deliver actual possession of the Purchased Shares to the Purchaser and upon such delivery the Purchaser shall pay or satisfy the Purchase Price and deliver or cause to be delivered the security in accordance with Section 2.3.

SECTION 7.3 RISK OF LOSS.

      If, during the Interim Period, all or any material part of the Assets are destroyed or damaged by fire or any other casualty or are appropriated, expropriated or seized by any Governmental Entity, the Purchaser shall have the option, exercisable by notice in writing given on or prior to the Closing Date to terminate this Agreement and not complete the transaction contemplated in this Agreement, in which case all obligations of the Purchaser and the Vendors (save and except for their respective obligations under Section 5.3, Section 11.3, Section 11.4 and Section 11.6 which shall survive) shall terminate immediately upon the Purchaser giving notice as required herein.

                                    ARTICLE 8
                                   TERMINATION

SECTION 8.1 TERMINATION BY PURCHASER.

      If any of the conditions set forth in Section 6.1 have not been fulfilled or waived at or prior to Closing or any obligation or covenant of the Vendors or the Corporation to be performed at or prior to Closing has not been observed or performed by such time for any reason or cause whatsoever, the Purchaser may terminate this Agreement by notice in writing to the Vendors, and in such event the Purchaser, the Principal, the Vendors and the Corporation shall be fully and unconditionally released from all of their respective obligations hereunder save and except for its obligations under Section 5.3, Section 8.4, Section 11.3,
Section 11.4 and Section 11.6 which shall survive. If the Purchaser waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfilment, non-observance or non-performance of any other condition, obligation, or covenant in whole or in part. For greater certainty, if the Purchaser terminates this Agreement for any reason whatsoever, the Purchaser's sole and exclusive remedy shall be such termination of this Agreement and the Purchaser shall have no right, remedy or recourse as against the Vendors or the Corporation notwithstanding any rule or principle of law or equity to the contrary.

SECTION 8.2 TERMINATION BY VENDORS.

      If any of the conditions set forth in Section 6.2 have not been fulfilled or waived at or prior to Closing or any obligation or covenant of the Purchaser to be performed at or prior to Closing has not been observed or performed by such time, for any reason or cause whatsoever, the Vendors may terminate this Agreement by notice in writing to the Purchaser, and in such event the Vendors, the Purchaser and the Corporation and the Principal shall be fully and unconditionally released from all of their respective obligations hereunder save and except for their obligations under Section 5.3, Section 11.3, Section 11.4 and Section 11.6 which shall survive. If the Vendors waive compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of their rights of termination in the event of non-fulfilment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part. For greater certainty, if the Vendors terminate this Agreement for any reason whatsoever, the Vendors' sole and exclusive remedy shall be such termination of this Agreement and the Vendors shall have no right, remedy or recourse as against the Purchaser or the Principal notwithstanding any rule or principle of law or equity to the contrary.

SECTION 8.3 OTHER TERMINATION RIGHTS.

(1) This Agreement may, by notice in writing given prior to or on the Closing Date, be terminated:

      (a)   by mutual consent of the Vendors and the Purchaser; or

      (b) by the Vendors or the Purchaser, if the Closing shall not have occurred by April 30, 2004, provided, however, that the right to terminate this Agreement under this Section 8.3(1)(b) shall not be available to any Party whose failure to fulfil any covenant or obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur by April 30, 2004;

      and, in such event, each Party shall be released from all obligations under this Agreement, save and except for its obligations under Section 5.3, Section 11.3, Section 11.4 and Section 11.6 which shall survive.

(2) This Agreement may also be terminated in the circumstances and upon the terms set out in Section 6.3(3) and Section 7.3.

SECTION 8.4 CONTRIBUTION TO VENDORS' COSTS.

      If Purchaser terminates this Agreement for any reason other than a default by Vendors under this Agreement, Purchaser covenants and agrees to reimburse Vendors for their reasonable legal and accounting costs up to a maximum amount of $25,000 forthwith after demand.

                                    ARTICLE 9
                                 INDEMNIFICATION

SECTION 9.1 INDEMNIFICATION IN FAVOUR OF THE PURCHASER.

      Subject to Section 8.1, Section 9.3, Section 9.4 and Section 9.5, the Vendors shall, jointly and severally, indemnify and save each of the Purchaser, the Corporation and their respective shareholders, directors, officers, employees, agents and representatives (collectively, the "PURCHASER'S INDEMNIFIED PERSONS") harmless of and from any loss, liability, claim, damage (including incidental and consequential damage) or expense (whether or not involving a third-party claim) including legal expenses (collectively, "DAMAGES") suffered by, imposed upon or asserted against any of the Purchaser's Indemnified Persons as a result of, in respect of, connected with, or arising out of, under, or pursuant to:

      (a) any failure of the Vendors or the Corporation to perform or fulfil any covenant of the Vendors or the Corporation under this Agreement or any Ancillary Agreement;

      (b) any breach or inaccuracy of any representation or warranty given by the Vendors contained in this Agreement or in any Ancillary Agreement; or

      (c) any facts, circumstances, events, conditions or occurrences in existence on or prior to the Closing Date, relating directly or indirectly to the Corporation, the Business or the Assets, even though such Damages may be suffered after the Closing Date except to the extent that the liability in respect thereof (i) is reflected on the Interim Financial Statements, (ii) has been incurred by the Corporation in the Ordinary Course since the Interim Financial Statement Date, or (iii) is specifically disclosed (a) in this Agreement, (b) in any of the Material Contracts, or (c) in any other Contracts which, by the terms of this Agreement, are not required to be disclosed.

SECTION 9.2 INDEMNIFICATION IN FAVOUR OF THE VENDORS.

      Subject to Section 8.2, Section 9.3, Section 9.4 and Section 9.5, the Purchaser shall indemnify and save the Vendors and their respective shareholders, directors, officers, employees, agents and representatives (collectively, the "VENDORS' INDEMNIFIED PERSONS") harmless of and from any Damages suffered by, imposed upon or asserted against any of the Vendors as a result of, in respect of, connected with, or arising out of, under or pursuant to:

      (a) any failure of the Purchaser to perform or fulfil any covenant of the Purchaser under this Agreement or any Ancillary Agreement; or

      (b) any breach or inaccuracy of any representation or warranty given by the Purchaser contained in this Agreement or in any Ancillary Agreement.

SECTION 9.3 TIME LIMITATIONS.

(1) The representations and warranties of the Vendors contained in this Agreement and in any Ancillary Agreement shall survive the Closing and, notwithstanding the Closing or any investigation made by or on behalf of the Purchaser, shall continue for a period of two (2) years after the Closing Date and any claim in respect thereof shall be made in writing, except that:

      (a)   the representations and warranties set out in Section 3.1(a),
            Section 3.1(b), Section 3.1(c), Section 3.1(d), Section 3.1(e) and
            Section 3.1(f) (and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Section 6.1(a) (the "VENDORS' CLOSING CERTIFICATES")) shall survive and continue in full force and effect without limitation of time;

      (b) the representations and warranties set out in Section 3.1(kk) (and the corresponding representations and warranties set out in the Vendors' Closing Certificates) shall survive and continue in full force and effect until, and for a thirty (30) day period thereafter, the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties under applicable tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such tax legislation to the Corporation, provided the Corporation did not file any waiver or other document extending such period; and

      (c) a claim for any breach by the Vendors of any of the representations and warranties contained in this Agreement or in any Ancillary Agreement involving fraud or fraudulent misrepresentation may be made at any time subject only to applicable limitation periods imposed by law.

(2) The representations and warranties of the Purchaser contained in this Agreement and in any Ancillary Agreement shall survive the Closing and, notwithstanding the Closing or any investigation made by or on behalf of the Vendors, shall continue for a period of two (2) years after the Closing Date and any claim in respect thereof shall be made in writing, except that:

      (a)   the representations and warranties set out in Section 4.1(a),
            Section 4.1(b) and Section 4.1(c) (and the corresponding representations and warranties set out in the certificate to be delivered pursuant to Section 6.1(b) (the "PURCHASER'S CLOSING CERTIFICATE") shall survive and continue in full force and effect without limitation of time; and

      (b) a claim for any breach by the Purchaser of any of the representations and warranties contained in this Agreement or in any Ancillary Agreement involving fraud or fraudulent misrepresentation may be made at any time subject only to applicable limitation periods imposed by Law.

SECTION 9.4 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

(1) Promptly after receipt by an indemnified party (an "INDEMNIFIED PARTY") under Section 9.1 or Section 9.2 of a notice of the commencement of any proceeding against it, the Indemnified Party will, if a claim is to be made against an indemnifying party under such Section, give notice to the Indemnifying Party (an "INDEMNIFYING PARTY") of the commencement of such claim. The failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party's failure to give such notice.

(2) If any proceeding referred to in Section 9.4(1) (a "PROCEEDING") is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of the Proceeding, the Indemnifying Party will be entitled to participate in the Proceeding. Subject to the next following sentence, to the extent that the Indemnifying Party wishes to assume the defense of the Proceeding with counsel satisfactory to the Indemnified Party, it may do so provided it reimburses the Indemnified Party for all of its out-of-pocket expenses arising prior to or in connection with such assumption. The Indemnifying Party may not assume defence of the Proceeding if the Indemnifying Party is also a party to the Proceeding and the Indemnified

      Party determines in good faith that joint representation would be inappropriate. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defence of the Proceeding, the Indemnifying Party will not, as long as it diligently and in good faith conducts such defence, be liable to the Indemnified Party under this
      Section 9.4 for any fees of other counsel or any other expenses with respect to the defence of the Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defence of the Proceeding, other than reasonable costs of investigation approved in advance by the Indemnifying Party. If the Indemnifying Party assumes the defence of a Proceeding (i) no compromise or settlement of such claims may be made by the Indemnifying Party without the Indemnified Party's consent unless (a) there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (b) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (ii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten (10) days after receipt of such notice, give notice to the Indemnified Party of its election to assume the defence of the Proceeding, the Indemnifying Party will be bound by any determination made in the Proceeding or any compromise or settlement effected by the Indemnified Party.

(3) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle the Proceeding. In such case, the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(4) Where the defence of a Proceeding is being undertaken and controlled by the Indemnifying Party, the Indemnified Party will use all reasonable efforts to make available to the Indemnifying Party those employees whose assistance, testimony or presence is necessary to assist the Indemnifying Party in evaluating and defending any such claims.

(5) With respect to any Proceeding, the Indemnified Party shall make available to the Indemnifying Party or its representatives on a timely basis all documents, records and other materials in the possession of the Indemnified Party, at the expense of the Indemnifying Party, reasonably required by the Indemnifying Party for its use in defending any such claim and shall otherwise cooperate on a timely basis with the Indemnifying Party in the defence of such claim.

(6) With respect to any re-assessment for income, corporate, sales, excise, or other tax or other liability of the Indemnified Party, the Indemnifying Party's right to so contest shall only apply after payment of the re-assessment or the provision of such security as is necessary to avoid a Lien being placed on the property of the Indemnified Party.

(7) In the event that an Indemnified Party subsequently recovers all or part of a third-party claim from any Person (other than the Indemnifying Party) legally obligated to pay the same, the Indemnified Party shall forthwith repay to the Indemnifying Party the amounts so recovered (net of any reasonable expenses, costs or other liabilities which the Indemnified Party has incurred in connection with such recovery) up to an amount not exceeding the amount theretofore paid by the Indemnifying Party to the Indemnified Party by way of indemnity.

SECTION 9.5 MINIMUM AND MAXIMUM LIABILITY.

(1) The Vendors will have no liability for indemnification with respect to the matters described in Section 9.1 until the total of all Damages with respect to such matters exceeds $5,000.

(2) The Purchaser will have no liability for indemnification with respect to the matters described in Section 9.2 until the total of all Damages with respect to such matters exceeds $5,000.

(3) The remedies of the Parties hereto with respect to this Agreement and all Ancillary Agreements (including, without limitation, those arising out of representations, warranties and covenants) shall be exercised only through and limited by the indemnities contained in this Agreement. The aggregate liability of any Vendor (and of all parties giving a representation, warranty or covenant in respect of) or on behalf of such Vendor including, without limitation, the Principal of such Vendor) to the Purchaser and the Purchaser's Indemnified Parties shall be limited to the amount of the Purchase Price received by such Vendor. The aggregate liability of the Purchaser to any Vendor or the Vendors' Indemnified Parties of such Vendor shall be limited to the amount of the Purchase Price received by such Vendor. For greater certainty, the maximum liability of the Vendors, in the aggregate, on the one hand, and the Purchaser on the other hand, shall not exceed the Purchase Price. The limitations herein shall not apply to any breach by the indemnifying party of its representations or warranties of which that party had knowledge at any time prior to the date on which such representation or warranty was made or any intentional breach by the indemnifying party of any covenant or obligation and such indemnifying party will be liable for all Damages with respect to such breaches.

SECTION 9.6 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS.

      A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

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                                      -48-

                                   ARTICLE 10
                             POST-CLOSING COVENANTS

SECTION 10.1 ACCESS TO BOOKS AND RECORDS.

      For a period of 6 years from the Closing Date or for such longer period as may be required by applicable Law, the Purchaser shall retain all original accounting Books and Records relating to the Corporation for the period prior to the Closing Date, but the Purchaser shall not be responsible or liable to the Vendors for or as a result of any accidental loss or destruction of or damage to any such Books and Records. So long as any such Books and Records are retained by the Purchaser pursuant to this Agreement, the Vendors shall have the reasonable right to inspect and to make copies (at its own expense) of them at any time upon reasonable request during normal business hours and upon reasonable notice for any proper purpose, including tax matters and litigation, without undue interference to the business operations of the Corporation. The Purchaser shall have the right to have its representatives present during any such inspection.

SECTION 10.2 FURTHER ASSURANCES.

      From time to time after the Closing Date, each Party shall, at the request of any other Party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively transfer the Purchased Shares to the Purchaser and carry out the intent of this Agreement and any Ancillary Agreement.

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.1 NOTICES.

      Any notice, direction or other communication given under this Agreement or any Ancillary Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

      (a)        To the Purchaser and the Principal at:
             BST Acquisition Ltd.
             c/o Tarpon Industries, Inc.
             P.O. Box 36940
             Grosse Pointe, Michigan 48236
             Attention:
                             Gary D. Lewis

             Facsimile:      (313) 885-2252

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                                      -49-

      (b)        With a copy to:

             Warner Norcross & Judd LLP
             2000 Town Center, Suite 2700
             Southfield, MI 48075-1318
             Attention: James E. Romzek, Esq.

             Telephone: (248) 784-5130

             Facsimile: (248) 603-9730

             And a copy to:
             Stikeman Elliott LLP
             5300 Commerce Court West
             199 Bay Street
             Toronto, Canada M5L 1B9
             Attention: Richard E. Clark, Esq.

             Telephone: (416) 869-5546

             Facsimile: (416) 947-0866

      (c)        to the Vendors at:
             c/o Mr. Barry Siegel
             5349 Maingate Drive
             Mississauga, Ontario L4W 1G6
             Attention: Barry Siegel

             Telephone: (905) 212-1288

             Facsimile: (905) 212-1289

             with a copy to:
             Gardiner Roberts, LLP
             Suite 3100, Scotia Plaza
             40 King Street West
             Toronto, Ontario M5H 2Y2
             Attention: Fred Ernst

             Telephone: (416) 865-6723

             Facsimile: (416) 865-6636

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, or (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

SECTION 11.2 TIME OF THE ESSENCE.

      Time shall be of the essence of this Agreement.

SECTION 11.3 BROKERS.

      The Vendors shall jointly and severally indemnify and save harmless the Purchaser, the Principal and the Corporation from and against any and all claims, losses and costs whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Vendors or the Corporation. The Purchaser shall indemnify and save harmless the Vendors from and against any and all claims, losses and costs whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Purchaser or the Principal. Without limiting the generality of the foregoing, the Vendors expressly covenant and agree to indemnify and save harmless the Purchaser, the Principal, the Corporation and their respective officers, shareholders and directors from and against any and all claims, losses and costs whatsoever for any commission or other remuneration payable or alleged to be payable to Alan Baron or Globe Capital Corporation in connection therewith.

SECTION 11.4 ANNOUNCEMENTS.

      At all times prior to Closing, any press release or public statement or announcement (a "PUBLIC STATEMENT") with respect to the transaction contemplated in this Agreement shall be made only with the prior written consent and joint approval of the Vendors and the Purchaser unless such Public Statement is required by Law or by any stock exchange, in which case the Party required to make the Public Statement shall use its best efforts to obtain the approval of the other Party as to the form, nature and extent of the disclosure.

SECTION 11.5 THIRD PARTY BENEFICIARIES.

      Except as otherwise provided in Section 9.1 and Section 9.2, the Vendors and the Purchaser intend that this Agreement shall not benefit or create any right or cause of action in, or on behalf of, any Person other than the Parties to this Agreement and no Person, other than the Parties to this Agreement shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum. For greater certainty, the Vendors acknowledge to each of the Purchaser's Indemnified Persons their direct rights against it under Section 9.1 of this Agreement and the Purchaser acknowledges to each of the Vendors'

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                                      -51-

Indemnified Persons their direct rights against it under Section 9.2 of this Agreement.

SECTION 11.6 EXPENSES.

      Except as otherwise expressly provided in this Agreement, all costs and expenses (including the fees and disbursements of legal counsel, investment advisers and accountants) incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated therein shall be paid by the Party incurring such expenses. For purposes of greater clarity, any fees and expenses incurred by the Corporation shall be borne by the Vendors.

SECTION 11.7 AMENDMENTS.

      This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the Vendors and the Purchaser.

SECTION 11.8 WAIVER.

(1) No waiver of any of the provisions of this Agreement or any Ancillary Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar); nor shall such waiver be binding unless executed in writing by the Party to be bound by the waiver.

(2) No failure on the part of the Vendors or the Purchaser to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

SECTION 11.9 NON-MERGER.

      Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of any Party, shall continue in full force and effect. Closing shall not prejudice any right of one Party against any other Party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

SECTION 11.10 ENTIRE AGREEMENT.

      This Agreement and the Ancillary Agreements constitute the entire agreement between the Parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement except as specifically set forth herein and therein and neither the Vendors nor the Purchaser has relied or is relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Agreement and the Ancillary Agreements. If there is any conflict or inconsistency between the provisions of this Agreement and the provisions of any Ancillary Agreement, the provisions of this Agreement shall govern.

SECTION 11.11 SUCCESSORS AND ASSIGNS.

(1) This Agreement shall become effective when executed by the Vendors and the Purchaser and after that time shall be binding upon and inure to the benefit of the Vendors, the Purchaser and their respective successors and permitted assigns.

(2) Except as provided in this Section 11.11, neither this Agreement nor any of the rights or obligations under this Agreement shall be assignable or transferable by any Party without the prior written consent of the other Party. The Purchaser shall be entitled, upon giving notice to the Vendors at any time on or prior to the Closing Date, to assign this Agreement or any of the Purchaser's rights and obligations under this Agreement to any affiliate (as such term is defined under the Business Corporations Act (Ontario)) of the Purchaser subject to the following conditions:

      (a) the assignee shall execute and deliver a confidentiality agreement to the Vendors in substantially the same form as the confidentiality agreement executed by the Purchaser;

      (b) the assignee shall become jointly and severally liable with the Purchaser, as a principal and not as a surety, with respect to all of the representations, warranties, covenants, indemnities and agreements of the Purchaser;

      (c) the assignee shall execute an agreement confirming the assignment and the assumption by the assignee of all obligations of the Purchaser under this Agreement; and

      (d) the assignment shall not materially adversely affect the Vendors' rights and entitlements pursuant to Article 2 of this Agreement.

SECTION 11.12 SEVERABILITY.

      If any provision of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

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                                      -53-

SECTION 11.13 OBLIGATIONS OF THE PRINCIPAL.

      The Principal hereby agrees to be jointly and severally liable with the Purchaser for all of the obligations of the Purchaser hereunder (and, for a period of 12 months following Closing, under the employment agreements contemplated by Section 6.3), including, without limitation, for all of the Purchaser's representations, warranties and covenants, as well as the obligations of the Purchaser to indemnify the Vendors' Indemnified Persons in respect of any and all Damages contemplated by Section 9.2, provided, however, that notwithstanding any other provision hereof, this joint and several liability (i) shall not apply to any payments of the Share Purchase Price, Note A or Note(s) B or the amount referred to in Section 2.3(d), and (ii) shall apply to the payment obligations, if any, contemplated in Section 8.4. Without limitation, the obligations of the Principal under this Section 11.13 shall not be released, discharged or affected by any extensions of time or indulgences or modifications granted by the Vendors in favour of the Purchaser, or by any failure to enforce any of the terms of this Agreement or by the bankruptcy, insolvency, dissolution, amalgamation, winding-up or reorganization of any of the Purchaser, and the Principal hereby waives any right to require the Vendors to exhaust any action or recourse against the Purchaser before requiring performance by the Principal pursuant to this Section 11.13. The Principal further agrees that it shall be liable as principal and not solely as surety with respect to the obligations of the Purchaser hereunder. The agreement of the Principal under this Section 11.13 shall survive the Closing, subject to any time limitations otherwise provided for herein.

SECTION 11.14 GOVERNING LAW.

      This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 11.15 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

                  BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK

                        SIGNATURES ARE ON FOLLOWING PAGE

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                                          -54-

     IN WITNESS WHEREOF the Parties have executed this Share Purchase Agreement.

                                            BST ACQUISITIONS LTD.

                                            By: /s/ Gary D. Lewis
                                                --------------------------
                                                Name:  GARY D. LEWIS
                                                Title: CHAIRMAN, CEO

/s/                                         /s/ Barry Seigel
------------------------------              ------------------------------
WITNESS                                     BARRY SEIGEL

/s/                                         /s/ Jeffrey Greenberg
------------------------------              ------------------------------
WITNESS                                     JEFFREY GREENBERG

/s/                                         /s/ Mark Madigan
------------------------------              ------------------------------
WITNESS                                     MARK MADIGAN

                                            TARPON INDUSTRIES, INC.

                                            By: /s/ Gary D. Lewis
                                                --------------------------
                                                Name:  GARY D. LEWIS
                                                Title: CHAIRMAN, CEO